Exhibit 5.1

July 2, 2010
Board of Directors
Stifel Financial Corp.
501 N. Broadway
St. Louis, MO 63102
Re: Stifel Financial Corp.
We have acted as special counsel to Stifel Financial Corp., a Delaware corporation (the “Company”), in connection with the Company’s filing of Post-Effective Amendment No. 1 on Form S-3 to the Company’s Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating (i) up to 780,118 shares of common stock of the Company (“Shares”) that the Company may issue, from time to time, upon exchange, retraction or redemption of outstanding exchangeable shares (the “Exchangeable Shares”) of TWP Acquisition Company (Canada), Inc., an indirect Canadian subsidiary (“Canadian Sub”), as well as certain liquidation or similar events involving Canadian Sub, (ii) up to 23,870 Shares that the Company may issue upon exercise of stock options or vesting of restricted stock units held by individuals who were former employees of Thomas Weisel Partners Group, Inc. (“TWPG”) immediately prior to the completion of the Company’s acquisition of TWPG on July 1, 2010 pursuant to an Agreement and Plan of Merger dated April 25, 2010 (the “Merger Agreement”), and (iii) up to 19,228 shares of common stock that the Company may issue upon exercise of stock options or vesting of restricted stock units held by former directors of TWPG.
In connection herewith, we have examined:
(1)	the Restated Certificate of Incorporation of the Company, as amended;

(2)	the Amended and Restated Bylaws of the Company;

(3)	the Merger Agreement;

(4)	the Registration Statement;

(5)	the Amended and Restated Support Agreement dated July 1, 2010 by and among the parties named therein (“Support Agreement”); and
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July 2, 2010 Page	Bryan Cave LLP
(6)	the Voting and Exchange Trust Supplement Agreement dated July 1, 2010 by and among the parties named therein (“Trust Agreement, and, together with the Support Agreement, the “Exchangeable Share Documents”).
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials, officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.
Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the Exchangeable Shares Documents, will be validly issued, fully paid and nonassessable.
This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Bryan Cave LLP